Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Crestwood Equity Partners LP 2018 Long Term Incentive Plan of our report dated February 15, 2021, with respect to the consolidated financial statements of Stagecoach Gas Services LLC included in Crestwood Equity Partners LP’s Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

September 30, 2021